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               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                     TELXON CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)

                     GUY WYSER-PRATTE
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................



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Tuesday August 18, 1:20 pm Eastern Time

Company Press Release

Wyser-Pratte Criticizes Telxon for
Refusal to Provide Shareholder List

NEW YORK--(BUSINESS WIRE)--Aug. 18, 1998--Guy P. Wyser-Pratte, who is conducting a proxy contest against Telxon Corp. (NASDAQ:TLXN - news) management, criticized the Telxon board today for its "childish" refusal to provide him with a stockholders list.

"Telxon's obstructionist tactics will not prevent us from getting our proxy materials to the owners of most of the Telxon shares," Wyser-Pratte said. "We are in the process of mailing materials to broker-dealers who will distribute the materials to stockholders who hold their shares in street name. However, stockholders who are record owners may not receive our proxy materials unless the company gives us the list or mails the materials for us.

"We have sued in Delaware Chancery Court to obtain the shareholder list. In the meantime, I urge stockholders who have not received my proxy materials to contact my proxy solicitor, MacKenzie Partners Inc. at 800/322-2885.

"I'm used to aggressive tactics in proxy contests," Wyser-Pratte said. "But this is beyond the pale and just simply childish. In addition to their specific obligation to provide a shareholder list under Delaware law, I believe that under basic corporate governance principles the directors have a fiduciary duty to disseminate our materials so that shareholders can hear both sides and make up their own mind. By refusing to give us a shareholder list, Telxon is shutting its small shareholders out of the process."

Wyser-Pratte owns beneficially 800,000 shares of Telxon common stock. Eric Longmire, of Wyser-Pratte & Co. and Professor Jonathan R. Macey of the Cornell Law School are also participants in the solicitation.

Contact:

     MacKenzie Partners Inc., New York
     Stanley J. Kay, 212/929-5940